SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event report) December 31, 1997



                           GOLF TRAINING SYSTEMS, INC.



                                    Delaware
                 (State or other jurisdiction of incorporation)

                  0-25332                               58-1963120
                (Commission                           (IRS Employer
                File Number)                        Identification No.)


               3400 Corporate Way, Suite G, Duluth, Georgia 30136
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (770) 623-6400



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Item 5.  Other events

     Effective December 31, 1997, the Company entered into a short term $1,000,000 secured credit facility with John H. Laeri, Jr., a resident of Connecticut. The facility included the issuance of a six-month warrant to Mr. Laeri to purchase 1,000,000 shares of the common stock of the Company for a purchase price of $250,000.00. An initial $750,000.00 advance under the credit facility was funded to the Company on January 6, 1998, and disbursement of the $250,000.00 balance of the credit facility is subject to conditions which include the Company's progress in obtaining approval from the holders of its common stock for an increase in the Company's authorized common stock to support the convertible preferred stock and warrant to be issued in connection with refinancing the bridge loan. The Company anticipates holding a shareholders' meeting in the first quarter of calendar year 1998 to seek such approval.

Exhibits:

        10.       Material Contracts

                  Senior Note dated December 31, 1997

                  Security Agreement dated December 31, 1997

                  Certificate of Designation of Series B-1 Preferred Stock





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 9, 1998


                                                    GOLF TRAINING SYSTEMS, INC.


                                                     By: /S/ Daniel A. Gordon
                                                     ------------------------
                                                          Daniel A. Gordon
                                                      Chief Executive Officer